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                 NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                       Statement of Consolidated Income
                          Period Ended March 31, 1999
       (expressed in millions, rounded to hundred thousands of dollars)
                      (Unaudited, subject to adjustment)
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                                                                            Quarter
                                                                            -------
Operating revenue                                                    $657.5
                                                                     ------
Operating expenses:
   Fuel for generation                                                  3.1
   Purchased electric energy                                          250.8
   Cost of sales AllEnergy                                             88.8
   Other operation                                                    111.3
   Maintenance                                                         17.0
   Depreciation and amortization                                       69.7
   Taxes, other than income taxes                                      28.5
   Income taxes                                                        29.1
                                                                     ------
       Total operating expenses                                       598.3
                                                                     ------
       Operating income                                                59.2

Other income:
   Allowance for equity funds used during construction                          0.6
   Equity in income of generating companies                             0.5
   Other income (expense), net                                          4.7
                                                                     ------
       Operating and other income                                      65.0
                                                                     ------

Interest:
   Interest on long-term debt                                          17.3
   Other interest                                                       2.2
   Allowance for borrowed funds used during construction                       (0.3)
                                                                     ------
       Total interest                                                  19.2
                                                                     ------

Income after interest                                                  45.8

Preferred dividends and net gain/loss
   on reacuisition of preferred stock of subsidiaries                           0.2
Minority interests                                                      1.4
                                                                     ------
       Net income                                                    $ 44.2
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